UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2008

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51195	20-8901733
(Commission File Number)	(IRS Employer Identification No.)

8383 Wilshire Boulevard, Suite 800, Beverly Hills, California	90211
(Address of Principal Executive Offices)	(Zip Code)

(323) 658-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information and description of the Credit Agreement set forth under Item 2.03 is incorporated by reference to Item 2.03 of this Form 8-K.

Item 2.02	Results of Operations and Financial Condition.

On February 19, 2008, Spark Networks, Inc. (the “Company”) issued a press release announcing its fourth quarter and full year 2007 results. The press release is attached hereto as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information reported under Item 2.02 in this Form 8-K and the Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 14, 2008, the Company, as the parent, and its wholly-owned subsidiary, Spark Networks Limited, as the borrower, entered into a $30.0 million Credit Agreement with Bank of America, N.A., as administrative agent, swing line lender and L/C issuer and certain subsidiaries of the Company acting as guarantors. References to the “Company” in this Item 2.03 mean Spark Networks, Inc. and Spark Networks Limited. The Credit Agreement is filed as exhibit 10.1 to this Current Report on Form 8-K.

The Credit Agreement expires, and all borrowings thereunder mature and are due and payable, unless terminated earlier, on February 14, 2011, which may be extended upon six months’ notice and at the lender’s discretion. The Credit Agreement provides for committed loans, swing line loans (which are loans with terms of 10 business days or less), and letters of credit. All loans may be prepaid without any prepayment penalty.

The per annum interest rate under the Credit Agreement is based upon a financial leverage ratio of less than 1.00, 1.00 to 1.49 and 1.50 and greater. The corresponding interest rates on LIBOR based borrowings are LIBOR plus 1.50%, 1.75% and 2.00%, respectively. In the event the Company elects to borrow under a base rate loan, the corresponding interest rates are the prime rate plus, 0.50%, 0.75% and 1.00%, respectively. The Company pays a 0.125% per annum commitment fee on all funds not utilized under the facility, measured on a daily basis.

The Credit Agreement contains various customary affirmative and negative covenants, such as the requirement to provide financial statements and notices upon certain events, and the prohibition of the creation of additional liens, borrowings and guarantees beyond those permitted in the Credit Agreement. The Company is also required to maintain a consolidated leverage ratio at any time during any period of four fiscal quarters of greater than 2.00 to 1.00 for quarters through March 31, 2010 and 1.50 to 1.00 for quarters on and after June 30, 2010, and a consolidated adjusted EBITDA for each period of four consecutive fiscal quarters of $12 million through the quarter ending September 30, 2008, $13 million for the quarters ending December 31, 2008 through September 30, 2009, $14 million for the quarters ending December 31, 2009 through September 30, 2010 and $15 million for the quarters ending on and after December 31, 2010.

Upon an event of default, such as failure to pay under the Credit Agreement, a default under any other lending arrangement, a change of control or violation of a covenant, then a default rate of 2% per annum is added to the interest rates described above.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Credit Agreement dated as of February 14, 2008 among Spark Networks Limited, Spark Networks, Inc. and Bank of America, N.A.

99.1	Press Release dated February 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.
Date: February 19, 2008

	By:	/s/ Brett Zane
	Name:	Brett Zane
	Title:	Chief Financial Officer